Exhibit 99.1

Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Cellular Dynamics to Present
at 32nd Annual J.P. Morgan Healthcare Conference

MADISON, WIS., Jan. 10, 2014 – Cellular Dynamics International, Inc. (CDI; Nasdaq:ICEL), today announced that Chief Executive Officer Bob Palay is scheduled to present at the 32nd Annual J.P. Morgan Healthcare Conference at 4:30 p.m. PST, Tuesday, January 14, at the Westin St. Francis Hotel in San Francisco.

CDI’s presentation will be webcast live at:

http://jpmorgan.metameetings.com/confbook/healthcare14/directlink.php?ticker=ICEL

Written presentation materials will be available on CDI’s website within the Investor Relations section after 8:00am CST Monday, January 13. Following the live presentation, a replay of the webcast will be available on CDI’s website within the Investor Relations section for 90 days.

About Cellular Dynamics International, Inc.

Cellular Dynamics International, Inc. (CDI) is a leading developer of stem cell technologies for in vitro drug development, stem cell banking and in vivo cellular therapeutic research. CDI harnesses its unique manufacturing technology to produce differentiated tissue cells in industrial quality, quantity and purity from any individual’s induced pluripotent stem cell line created from a standard blood draw. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI’s facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.

Source: Cellular Dynamics International

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MEDIA CONTACTS:

Joleen Rau

Senior Director, Marketing & Communications

Cellular Dynamics International, Inc.

608 310-5142

jrau@cellulardynamics.com

Investor Relations

Gitanjali Jain Ogawa

The Trout Group, LLC

(646) 378-2949

gogawa@troutgroup.com